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                                                                     Exhibit (5)


                                                     August 1, 1997



BankBoston Corporation
100 Federal Street
Boston, Massachusetts  02110

        Re:    BANKBOSTON CORPORATION'S REGISTRATION STATEMENT ON
               FORM S-4 RELATING TO 500,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the filing by BankBoston Corporation, a Massachusetts corporation, (the "Corporation") of its Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of 500,000 shares of the Corporation's Common Stock, par value $1.50 per share (the "Common Stock") to be issued in connection with the acquisition by the Corporation of Pacific National Corporation ("Pacific") pursuant to the Affiliation Agreement and Plan of Reorganization dated as of May 23, 1997, by and among the Corporation, Pacific and Boston Parent Corp., (a wholly owned subsidiary of the Corporation) as amended.

     In rendering this opinion as General Counsel of the Corporation, I and attorneys in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related prospectus and proxy statement (the "Proxy Statement-Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon the certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

     Subject to the foregoing and to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Common Stock, it is my opinion that the Common Stock has been duly authorized and, upon the issuance thereof in accordance with the terms of the Agreement will be validly issued, fully paid and non-assessable, subject to the provisions of Section 45 of Chapter 156B of the Massachusetts General Laws.

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     I hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the use of my name in the Registration Statement and the related Proxy Statement-Prospectus.


                                                 Very truly yours,


                                                 Gary A. Spiess
                                                 General Counsel